MUTUAL FUND SERVICES AGREEMENT




                          Fund Administration Services
                            Fund Accounting Services
                            Transfer Agency Services





                                     between

                                   CCMI FUNDS

                                       and

                           UNIFIED FUND SERVICES, INC.


                                 August 4, 2003





Exhibit A - Portfolio Listing
Exhibit B - Fund Administration Services Description
Exhibit C - Fund Accounting Services Description
Exhibit D - Transfer Agency Services Description
Exhibit E - Fees and Expenses




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                         MUTUAL FUND SERVICES AGREEMENT


     AGREEMENT (this "Agreement"), dated as of August 4, 2003, between CCMI Funds a Massachusetts business trust (the "Fund"), and Unified Fund Services, Inc., a Delaware corporation ("Unified").

                                   WITNESSTH:

     WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain Unified to provide certain transfer agent, fund accounting and administration services with respect to the Fund, and Unified is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

     Section  1.  Appointment.  The Fund  hereby  appoints  Unified  to  provide
                  -----------
transfer agent, fund accounting and fund administration services for the Fund, subject to the supervision of the Board of Trustees of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. Unified accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 6 and Exhibit E to this Agreement. The Fund will initially consist of the portfolios, funds and/or classes of shares (each a "Portfolio"; collectively the "Portfolios") listed on Exhibit A. The Fund shall notify Unified in writing of each additional Portfolio established by the Fund. Each new Portfolio shall be subject to the provisions of this Agreement, except to the extent that the provisions (including those relating to the compensation and expenses payable by the Fund and its Portfolios) may be modified with respect to each new Portfolio in writing by the Fund and Unified at the time of the addition of the new Portfolio.

     Section 2.  Representations  and Warranties of Unified.  Unified represents
                 ------------------------------------------
and warrants to the Fund that:

     (a) Unified is a corporation duly organized and existing under the laws of the State of Delaware;

     (b) Unified is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement, and all requisite corporate proceedings have been taken by Unified to authorize Unified to enter into and perform this Agreement;

     (c) Unified has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

     (d) no legal or administrative proceedings have been instituted or threatened against Unified that would impair its ability to perform its duties and obligations under this Agreement; and

     (e) Unified's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of Unified or any law or regulation applicable to Unified.

     Section 3.  Representations and Warranties of the Fund. The Fund represents
                 ------------------------------------------
and warrants to Unified that:

     (a) the Fund is a business trust duly organized and existing under the laws of the Commonwealth of Massachusetts;

     (b) the Fund is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement, and the Fund has taken all requisite proceedings to authorize the Fund to enter into and perform this Agreement;

     (c) the Fund is an investment company properly registered under the 1940 Act; a registration statement under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act on Form N-lA has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

     (d) no legal or administrative proceedings have been instituted or threatened against the Fund that would impair its ability to perform its duties and obligations under this Agreement; and

     (e) the Fund's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

     Section 4. Delivery of Documents. The Fund will promptly furnish to Unified
                ---------------------
such copies, properly certified or authenticated, of contracts, documents and other related information that Unified may request or requires to properly discharge its duties. Such documents may include, but are not limited to, the following:

     (a) resolutions of the Board authorizing the appointment of Unified to provide certain transfer agency, fund accounting and administration services to the Fund and approving this Agreement;

     (b) the Fund's Declaration of Trust;

     (c) the Fund's By-Laws;

     (d) the Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

     (e) the Fund's registration statement including exhibits, as amended, on Form N-1A (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;

     (f) copies of the Management Agreement between the Fund and its investment adviser (the "Advisory Agreement");

     (g) opinions of counsel and auditors reports;

     (h) the Fund's Prospectus and Statement of Additional Information relating to all Portfolios and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

     (i) such  other  agreements  as the Fund may  enter  into from time to time
including  securities  lending  agreements,   futures  and  commodities  account
agreements, brokerage agreements and options agreements.

     Section 5. Services Provided by Unified.
                ----------------------------

     (a) Unified will provide the following services subject to the control, direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, Declaration of Trust and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the Board:

          (i) Fund Administration,  as described on Exhibit B to this Agreement.
              -------------------

          (ii) Fund  Accounting,  as described  on Exhibit C to this  Agreement.
               ----------------

          (iii) Transfer  Agency,  as described on Exhibit D to this  Agreement.
                ----------------

          (iv) Dividend  Disbursing.  Unified will serve as the Fund's  dividend
               --------------------
               disbursing agent. Unified will prepare and mail checks, place wire transfers of credit income and capital gain payments to shareholders. The Fund will advise Unified in advance of the declaration of any dividend or distribution and the record and payable date thereof. Unified will, on or before the payment date of any such dividend or distribution, notify the Fund's Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution, the Fund will instruct its Custodian to make available to Unified sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to each shareholder's account and/or certificates delivered where requested. A shareholder not receiving certificates will receive a confirmation from Unified indicating the number of shares credited to his/her account.

     (b) Unified will also:

          (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of Unified or a corporate affiliate of Unified);

          (ii) provide or otherwise obtain personnel sufficient, in Unified's sole discretion, for provision of the services contemplated herein;

          (iii) furnish equipment and other materials, which Unified, in its sole discretion, believes are necessary or desirable for provision of the services contemplated herein; and

          (iv) keep records relating to the services provided hereunder in such form and manner as set forth on Exhibits B, C and D and as Unified may otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, Unified agrees that all such records prepared or maintained by Unified relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Fund's expense, and made available to the SEC for inspection in accordance with such Section and rules. Subject to the provisions of Section 9 hereof, Unified further agrees to surrender promptly to the Fund upon its request and cease to retain in its records and files those records and documents created and maintained by Unified pursuant to this Agreement.

     Section 6. Fees: Expenses: Expense Reimbursement.
                      -------------------------------

     (a) As compensation for the services rendered to the Fund pursuant to this Agreement the Fund shall pay Unified on a monthly basis those fees determined as set forth on Exhibit E to this Agreement. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. Upon any termination of this Agreement and before the end of any month, the fee for the part of the month before such termination shall be equal to the fee normally due for the full monthly period and shall be payable, without setoff, upon the date of termination of this Agreement.

     (b) For the purpose of determining fees calculated as a function of a Portfolio's net assets, the value of the Portfolio's net assets shall be computed as required by the Prospectus, generally accepted accounting principles and resolutions of the Board.

     (c) Unified will from time to time employ or associate with such person or persons as may be appropriate to assist Unified in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both Unified and the Fund. Except as otherwise expressly provided in this Agreement, the compensation of such person or persons for such employment shall be paid by Unified and no obligation will be incurred by or on behalf of the Fund in such respect.

     (d) Unified will bear all of its own expenses in connection with the performance of the services under this Agreement, except as otherwise expressly provided in this Agreement. The Fund agrees to promptly reimburse Unified for any equipment and supplies specially ordered by or for the Fund through Unified and for any other expenses not contemplated by this Agreement that Unified may incur on the Fund's behalf, at the Fund's request or as consented to by the Fund. Such other expenses to be incurred in the operation of the Fund and to be borne by the Fund, include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and Trustees who are not officers, Trustees, shareholders or employees of Unified or Unified's affiliates; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; advisory fees; charges and expenses of custodians; insurance premiums including fidelity bond premiums; auditing and legal expenses; costs of maintenance of corporate existence; expenses of typesetting and printing of prospectuses and for distribution to current shareholders of the Fund; expenses of printing and production cost of shareholders' reports and proxy statements and materials; costs and expense of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate, shareholder and Board meetings; and any extraordinary expenses and other customary Fund expenses. In addition, Unified may utilize one or more independent pricing services, approved from time to time by the Board, to obtain securities prices and to act as backup to the primary pricing services, in connection with determining the net asset values of the Fund, and the Fund will reimburse Unified for the Fund's share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of the Fund.

     (e) The Fund may request additional services, additional processing or special reports. Such requests may be provided by Unified at additional charges. In this event, the Fund shall submit such requests in writing together with such specifications as may be reasonably required by Unified, and Unified shall respond to such requests in the form of a price quotation. The Fund's written acceptance of the quotation must be received prior to implementation of such request. Additional services will be charged at Unified's standard rates.

     (f) All fees, out-of-pocket expenses or additional charges of Unified shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice. No fees, out-of-pocket expenses or other charges set forth in this Agreement shall be subject to setoff.

     Unified will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as publicly announced by Firstar Bank, N.A., from time to time) plus 2.00% per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by the Fund to Unified.

     In the event that the Fund is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty (30) days' written notice to the Fund by Unified. The Fund must notify Unified in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.

     Section 7.  Proprietary  and  Confidential  Information.  Unified agrees on
                 -------------------------------------------
behalf of itself and its employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund's prior, present or potential shareholders, and to not use such records and information for any purpose other than performance of Unified's responsibilities and duties hereunder. Unified may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to the Fund and obtaining approval in writing from the Fund, which approval shall not be unreasonably withheld and may not be withheld where the service agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities. Waivers of confidentiality are automatically effective without further action by Unified with respect to Internal Revenue Service levies, subpoenas and similar actions, or with respect to any request by the Fund.

     Section  8.  Duties,   Responsibilities   and   Limitations  of  Liability.
                  -------------------------------------------------------------

     (a) In the performance of its duties hereunder, Unified shall be obligated to exercise due care and diligence, and to act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, Unified shall be entitled to rely on any oral or written instructions, advice, notices or other communications, information, records and documents (collectively, "Fund Information") from the Fund, its custodian, officers and trustees, investors, agents, legal counsel, auditor and other service providers (excluding in each case, Unified and its affiliates) (the Fund, collectively with such persons other than Unified and its affiliates, "Fund Representatives") which Unified reasonably believes to be genuine, valid and authorized. Unified also shall be entitled to consult with and rely on the advice and opinions of the Fund's auditor and of outside legal counsel retained by the Fund, as may be reasonably necessary or appropriate in Unified's sole judgment, as well as all other Fund Representatives, in each case at the expense of the Fund.

     (b) Neither Unified nor its officers, Trustees, partners, employees, shareholders or agents (the "Unified Parties") shall be liable for any error of judgment or mistake of law or for any losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities of any nature or kind (collectively, "Damages") suffered by the Fund or its shareholders in connection with any matter to which this Agreement relates or in connection with any action (or omission) by any of the Unified Parties in connection with this Agreement. This complete release from all liability shall not apply to any action (or omission) of any Unified Party to the extent such action (or omission) is caused by or results from the negligence or willful misfeasance of any Unified Party. Any person, even though also an officer, director, partner, employee or agent of Unified, who may be or become an officer, director, partner, employee or agent of the Fund, shall be deemed when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with Unified's duties hereunder) to be rendering such services to or acting solely for the Fund and not as an officer, director, partner, employee or agent or person under the control or direction of Unified even though paid by Unified.

     (c) The Unified Parties shall not be responsible for, and the Fund shall indemnify and hold the Unified Parties harmless from and against, any and all Damages arising out of or in connection with:

          (i) any action (or omission) of any Unified Party taken pursuant to this Agreement, except to the extent (and only to the extent) any such action (or omission) is caused by or results from the negligence or willful misfeasance of any Unified Party; provided, however, that every action (or omission) taken in good faith by any of the Unified Parties in connection with or in reliance upon matters described in clauses (ii) through (x) below shall be deemed in its entirety to be an action taken pursuant to this Agreement that was not caused by and did not result from the negligence or willful misfeasance of any Unified Party;

          (ii) the reliance on or use by the Unified Parties of Fund Information which is furnished to any of the Unified Parties by or on behalf of any of the Fund Representatives;

          (iii) any delays, inaccuracies, errors or omissions in or arising out of or attributable to Fund Information which is furnished to any of the Unified Parties by or on behalf of any of the Fund Representatives or to the untimely provision to Unified of such Fund Information;

          (iv) the Fund's refusal or failure to comply with the terms of this Agreement or the Fund's lack of good faith, or its actions (or omissions) involving negligence or willful misfeasance;

          (v) the breach of any representation or warranty of the Fund hereunder;

          (vi) the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders, or reliance by Unified on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized;

          (vii) the reliance on or the carrying out by Unified or its officers or agents of any proper instructions reasonably believed to be duly authorized, or requests of the Fund or recognition by Unified of any share certificates which are reasonably believed to bear the proper signatures of the officers of the Fund and the proper countersignature of any transfer agent or registrar of the Fund;

          (viii) any delays, inaccuracy, errors or omissions in or arising out of or attributable to data or information provided to Unified by data and pricing services;

          (ix) the offer or sale of shares by the Fund in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions or omissions by Fund Representatives, or
     (2) existing or arising out of activities, actions or omissions by or on behalf of the Fund Representatives prior to the earlier of (x) the effective date of this Agreement and (y) the effective date of an agreement between the parties hereto with respect to the subject matter hereof that was in effect immediately prior to the effective date of this Agreement ; and

          (x) the non-compliance by the Fund, its investment adviser and/or its distributor with applicable securities, tax, commodities and other laws, rules and regulations.

     (d) In any case in which the Fund may be asked to indemnify or hold a Unified Party harmless, the Unified Party will notify the Fund promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party and shall keep the Fund advised with respect to all developments concerning such situation; provided, however, that the failure to do so shall not prevent recovery by the Unified Party unless such failure causes actual material harm to the Fund. The Fund shall have the option to defend the Unified Party against any claim which may be the subject of this indemnification, and, in the event that the Fund so elects, such defense shall be conducted by counsel chosen by the Fund and satisfactory to the Unified Party, and thereupon the Fund shall take over complete defense of the claim and the Unified Party shall sustain no further legal or other expenses in respect of such claim. The Unified Party will not confess any claim or make any compromise in any case in which the Fund Party will be asked to provide indemnification, except with the Fund's prior written consent.

     (e) Each of the Unified Parties, on the one hand, and the Fund, on the other hand, shall have the duty to mitigate Damages for which the other party may become responsible. This duty shall include giving such other party every reasonable opportunity to correct any error or other circumstance that caused, resulted in or increased such Damages, and every reasonable opportunity to assist in such mitigation. Notwithstanding any other provision of this
Agreement, as to any matter where any portion of Damages may be, in whole or part, caused, increased or determined by the manner in which an item or amount is treated or reported for accounting purposes or the manner in which an item or amount is treated or reported to any governmental agency or taxing authority, no recovery for any amount of Damages in connection with such matter shall be had by any party to (or beneficiary of) this Agreement if an alternative manner of treatment or reporting is or was possible and such alternative manner of treatment or reporting is or was, in the written opinion of any reputable practitioner of appropriate expertise, more likely than not the correct treatment (such opinion to be rendered in customary form, subject to customary assumptions and representations); provided however, that the provisions of this sentence shall not apply and shall be disregarded in respect of a matter if and only if (i) the person seeking or who may have sought to recover Damages (the "Damaged Party") provided the party against whom recovery is or may have been sought (the "Potentially Responsible Party") written notice bearing the bold heading "Notice of Potential Claim for Damages," identifying this Agreement, and describing the nature of the potential claim and the subject matter of the required opinion, (ii) such notice is sent by certified mail and actually delivered to the Potentially Responsible Party at least sixty (60) days prior to the first time such item or amount is to be accounted for or reported, (iii) the Damaged Party fully and promptly cooperates in the attempts of the Potentially Responsible Party to obtain such an opinion, and (iv) no such opinion is obtained prior to such accounting or reporting. If an opinion described in the preceding sentence is obtained by the Potentially Responsible Party, the Damaged Party shall bear the cost of such opinion. The parties acknowledge that the purpose of the preceding two sentences is to preclude the recovery of any and all Damages in connection with any matter where the proper accounting, tax or other treatment of such matter is susceptible to differing opinions among reputable practitioners of appropriate expertise, and that the effect of such sentences is intended to ensure that such matters are treated and reported in a legitimate manner that gives rise to the smallest amount of Damages.

     (f) THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, UNIFIED DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. UNIFIED DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE ALLOCATION OF RISKS (BOTH INSURABLE RISKS AND OTHER RISKS) UNDER THIS AGREEMENT HAS BEEN TAKEN INTO ACCOUNT IN THE PRICING STRUCTURE OF THE SERVICES AND GOODS PROVIDED AND IS FAIR TO ALL PARTIES, AND THE PARTIES FURTHER ACKNOWLEDGE THAT DIFFERENT ALLOCATIONS OF RISK WERE AVAILABLE UNDER DIFFERENT PRICE STRUCTURES. The RIGHTS AND obligations of the parties (AND INTENDED BENEFICIARIES) under this Section 8 shall survive the termination of this Agreement.

     Section 9. Term.  This Agreement  shall become  effective on the date first
                ----
herein above written. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. This Agreement shall continue in effect unless terminated by either party on at least ninety (90) days' prior written notice. With the sole exception of the 30-day termination described in Section 6(f), no other event (including any purported or actual breach) shall result in termination of this Agreement. Upon termination of this Agreement, the Fund shall pay to Unified all fees, compensation and other charges as shall be accrued or due under the terms of this Agreement as of the date of termination or the date that the provision of services ceases, whichever is sooner.

     Should the Fund exercise its right to terminate this Agreement, the Fund agrees to pay a termination/conversion fee, simultaneous with the transfer of all Fund records to the successor mutual fund service provider(s), in an amount equal to the total compensation under this agreement for the 90-day period immediately preceding the termination notice date. Such fee shall not be subject to any setoffs of any nature. In addition, the Fund agrees to pay for all conversion tape set-up fees, test conversion preparation and processing fees and final conversion fees, none of which shall be subject to any setoff.

     Such compensation to Unified shall be for the expenses incurred in connection with the retrieval, compilation and movement of books, records and materials relative to the deconversion or conversion of Fund records to the successor mutual fund service provider as directed by the Fund. Notwithstanding the foregoing, any amount owed by the Fund to Unified prior to the termination/conversion shall still be due and payable under the terms of this Agreement. No such compensation shall be due to Unified if Unified terminates this Agreement for reasons other than a default by the Fund.

     Upon the termination of the Agreement for any reason and payment of the fees set forth in this Agreement without setoff, Unified agrees to provide the Fund with the complete transfer agency, fund accounting and administration records in its possession and to assist the Fund in the orderly transfer of accounts and records. Without limiting the generality of the foregoing, subject to the preceding sentence, Unified agrees upon termination of this Agreement:

     (a) to deliver to the successor mutual fund service provider(s), computer tapes containing the Fund's accounts and records together with such record layouts and additional information as may be necessary to enable the successor mutual fund service provider(s) to utilize the information therein;

     (b) to cooperate with the successor mutual fund service provider(s) in the interpretation of the Fund's account and records;

     (c) to forward all shareholder calls, mail and correspondence to the new mutual fund service provider(s) upon de-conversion; and

     (d) to act in good faith, to make the conversion as smooth as possible for the successor mutual fund service provider(s) and the Fund.

     Section 10. Notices. Any notice required or permitted hereunder shall be in
                 -------
writing and shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, to the parties at the following address (or such other address as a party may specify by notice to the other):

         (a) If to the Fund, to:

                           CCMI Funds
                           431 N. Pennsylvania Street
                           Indianapolis, Indiana 46204
                           Attention:  President

         (b) If to Unified, to:

                           Unified Fund Services, Inc.
                           431 North Pennsylvania Street
                           Indianapolis, Indiana 46204
                           Attention:  President

     Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first.

     Section 11. Assignability.  This Agreement may not be assigned or otherwise
                 -------------
transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Unified may, in its sole discretion and upon notice to the Fund, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. Unified may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by Unified provided that Unified shall remain responsible to the Fund for the actions and omissions of such subcontractors as if Unified had provided such services to the Fund.

     Section 12.  Intended  Beneficiaries.  This Agreement shall be binding upon
                  -----------------------
the Fund, Unified and their respective successors and assigns, and shall inure to the benefit of the Fund, Unified, the Unified Parties, their respective heirs, successors and assigns. Nothing herein expressed or implied is intended to confer upon any person not named or described in the preceding sentence any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 13. Arbitration. Notwithstanding any provision of this Agreement to
                 -----------
the contrary, any claim or controversy arising out of or in any manner relating to this Agreement, or breach hereof, which cannot be resolved between the parties themselves, shall be settled by arbitration administered by the American Arbitration Association in Indianapolis, Indiana in accordance with its applicable rules. The arbitration panel shall consist of three arbitrators selected from list(s) of candidates provided by the American Arbitration Association. One party to the dispute shall be entitled to appoint one arbitrator and the other party to the dispute shall be entitled to appoint one arbitrator. The third arbitrator, who shall be an attorney in good standing who is licensed to practice law in the State of Indiana and devotes more than one-half of his or her professional time to the practice of securities law, shall be chosen by the two arbitrators so appointed. If any party fails to appoint its arbitrator or to notify the other party of such appointment within thirty (30) days after the institution of arbitration proceedings, such other party may request the President of the American Arbitration Association to appoint such arbitrator on behalf of the party who so failed. If the two arbitrators appointed by (or on behalf of) the parties fail to appoint such third arbitrator, or fail to notify the parties to such proceedings of such appointment, within thirty (30) days after the appointment of the later of such two arbitrators to be appointed by (or on behalf of) the parties, any party may request such President to appoint such third arbitrator. The President of the American Arbitration Association shall appoint such arbitrator or such third arbitrator, as the case may be, within thirty (30) days after the making of such request. No awards of punitive damages shall be made. The parties hereby agree that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this
Section 13.

     Section 14. Waiver.  The failure of a party to insist upon strict adherence
                 ------
to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

     Section 15. Force  Majeure.  Unified shall not be responsible or liable for
                 --------------
any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, acts of God, earthquake, fires, floods, wars, acts of civil or military authorities, governmental actions, nonperformance by a third party or any similar cause beyond the reasonable control of Unified, failures or fluctuations in telecommunications or other equipment, nor shall any such failure or delay give the Fund the right to terminate this Agreement.

     Section 16. Use of Name.  The Fund and Unified agree not to use the other's
                 -----------
name nor the names of such other's affiliates, designees, or assignees in any prospectus, sales literature, or other printed material written in a manner not previously, expressly approved in writing by the other or such other's affiliates, designees, or assignees except where required by the SEC or any state agency responsible for securities regulation.

     Section 17. Amendments. This Agreement may be modified or amended from time
                 ----------
to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

     Section  18.  Severability.  Whenever  possible,  each  provision  of  this
                   ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law to any person or circumstance, such provision shall be ineffective only to the extent of such prohibition or invalidity. In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby.

     Section  19.  Headings;  Pronouns;  Certain  Phrases.  The  headings in the
                   --------------------------------------
sections and subsections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties. Wherever used in this Agreement, masculine, feminine and neuter pronouns shall be deemed to include the other genders. Singular pronouns and nouns (including defined terms) shall be deemed to include the plural (and vice versa) as the context may require, but shall have no effect upon the nature of a party's liability as joint or several. Wherever used in this Agreement, the phrase "in connection with" shall be given the broadest possible interpretation, and shall include matters (without limitation) that are in whole or part caused by, relate to, arise out of, are attributable to, or result from, the referent or object of such phrase.

     Section 20. No Strict  Construction.  The language  used in this  Agreement
                 -----------------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     Section 21. Entire  Agreement;  Survival;  Governing  Law.  This  Agreement
                 ---------------------------------------------
embodies the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior negotiations and agreements between the parties relating to the subject matter hereof; provided, however, that if an agreement between the parties hereto with respect to the subject matter hereof was in effect immediately prior to the effective date of this Agreement (the "Predecessor Agreement"), then the provisions contained in
Section 8 of the Predecessor Agreement (relating to indemnification and other risk allocation matters) shall, in respect of all periods prior to the effective date of this Agreement ("Prior Periods"), survive and remain in effect to the same extent and in the same manner as such provisions would have applied in respect of Prior Periods had the Predecessor Agreement not been superseded by this Agreement or otherwise terminated or amended or modified in any manner at any time. The provisions of Section 6 through 9 and Sections 13 through 21, inclusive, shall survive any termination of this Agreement. This Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Indiana, without reference to conflict of law principles.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Mutual Fund Services Agreement to be signed by their respective duly authorized officers as of the day and year first above written.


         CCMI FUNDS


         By: /s/ Carol J. Highsmith            Date August 4, 2003
             -----------------------------          --------------

         Print Name: Carol J. Highsmith
                     ---------------------

         Title:    Assistant Secretary
                --------------------------

         Attest:  /s/ Lavonne A. Piscione
                 -------------------------


         UNIFIED FUND SERVICES, INC.


         By:  /s/ David A. Bogaert             Date  August 4, 2003
             ------------------------------          --------------

         Print Name:  David A. Bogaert
                     ----------------------

         Title:  Managing Director
                ---------------------------


         By:  /s/ William A. Young             Date  August 4, 2003
             ------------------------------          --------------

         Print Name:  William A. Young
                     ----------------------

         Title:  CEO
                ---------------------------

         Attest:  /s/ Lavonne A. Piscione
                 --------------------------

                                    EXHIBIT A
                                       to
                         Mutual Fund Services Agreement

                               List of Portfolios


CCMI Bond Fund
CCMI Equity Fund

                                    EXHIBIT B
                                       to
                         Mutual Fund Services Agreement


               General Description of Fund Administration Services
               ---------------------------------------------------


I.   Financial and Tax Reporting

A. Prepare agreed upon management reports and Board of Trustees materials such as unaudited financial statements, distribution summaries, and deviations of mark-to-market valuation and the amortized cost for money market funds.

B. Calculate and Report Fund performance to outside services as directed by fund management.

C.   Prepare and file Fund's Form N-SAR with the SEC.

D. Prepare and coordinate the printing of fund's Semiannual and Annual Reports to Shareholders.

E. In conjunction with transfer agent, notify shareholders as to what portion, if any, of the distributions made by the Fund's during the prior fiscal year were exempt-interest dividends under Section 852(b)(5)(A) of the Code.

F.   Provide financial information for Fund proxy statements and Prospectuses.


II.  Portfolio Compliance

A.   Assist  with  monitoring  each   portfolio's   compliance  with  investment
     restrictions (e.g., issuer or industry diversification, etc.) listed in the current Prospectus and Statement of Additional Information.

B.   Assist with monitoring each portfolio's compliance with the requirements of
     Section 851 of the Code for qualification as a RIC (i.e., 90% Income, and Diversification Tests).

C.   Assist  with  monitoring   investment   manager's   compliance  with  Board
     directives such as "Approved Issuers Listings for Repurchase Agreements", Rule 17a-7, and Rule 12d-3 procedures.

D. Administer compliance by the fund's trustees, officers and "access persons" under the terms of the fund's Code of Ethics and SEC regulations.

III. Regulatory Affairs and Corporate Governance

A.   Assist  fund  counsel  in the  preparation  and  filing  of  post-effective
     amendments  to  the  fund's   registration   statement  on  Form  N-lA  and
     supplements as needed.

B. Administer shareholder meetings, and assist fund counsel in the preparation and filing of proxy materials.

C.   Prepare and file Rule 24f-2 notices.

D. Prepare and file all state notifications of intent to sell the fund's securities including annual renewals, adding new portfolios, preparing and filing sales reports, filing copies of the registration statement and final prospectus and statement of additional information, and increasing registered amounts of securities in individual states.

E.   Prepare Board materials for all Board meetings.

F. Assist with the review and monitoring of fidelity bond and errors and omissions insurance coverage and make any related regulatory filings.

G. Prepare and update documents such as charter document, By-Laws, foreign qualification filings.

H. Assist in identifying and monitoring pertinent regulatory and legislative developments which may affect the fund and, in response to the results of such monitoring, coordinate and provide support to the fund and the fund's investment adviser with respect to those developments and results, including support with respect to routine regulatory examinations or investigations of the fund, and with respect to such matters, to work in conjunction with outside counsel, auditors and other professional organizations engaged by the fund.

I. File copies of financial reports to shareholders with the SEC under Rule 30b2-1.


IV.  General Administration

A. For new portfolios obtain Employer Identification Number and CUSIP numbers. Estimate organizational costs and expenses and monitor against actual disbursements.

B. Coordinate all communications and data collection with regard to any regulatory examinations and yearly audits by independent accountants.

C.   Establish and monitor expense budgets and accruals.

                                    EXHIBIT C
                                       to
                         Mutual Fund Services Agreement


                 General Description of Fund Accounting Services
                 -----------------------------------------------

I.   General Description

     Unified shall provide the following accounting services to the fund:

A. Maintain the books and records and accounting controls for the fund's assets, including records of all securities transactions and payments of fund expenses.

B.   Calculate  each   Portfolio's  net  asset  value  in  accordance  with  the
     Prospectus and (once the Portfolio meets eligibility requirements) transmit to NASDAQ and to such other entities as directed by the fund.

C. Provide the Administrator with the requested reports and information deemed necessary to calculate dividend and capital gain distributions in accordance with distribution policies detailed in the fund's prospectus. Assist, if requested, the fund management in making final determinations of distribution amounts.

D. Assist the fund's public accountants or other professionals in the preparation and filing of the fund's Federal tax return on Form 1120-RIC along with all state and local tax returns where applicable. Assist in the preparation and filing of the Federal Excise Tax Return (Form 8613).

E.   Account for dividends, interest and corporate actions received by the fund.

F. Assist the Administrator in the preparation of Fund expense projections and establishing accruals.

G. Produce transaction data, financial reports and such other periodic and special reports as the Board may reasonably request.

H.   Liaison with the fund's independent auditors.

I.   Monitor  and  administer   arrangements   with  the  fund's  custodian  and
     depository banks.

                                    EXHIBIT D
                                       to
                         Mutual Fund Services Agreement


                 General Description of Transfer Agency Services
                 -----------------------------------------------

The following is a general description of the transfer agency services Unified shall provide to a mutual fund.

Systems: Utilizing PowerAgent by Envision Financial Systems, Windows NT Servers and Microsoft SQL Databases, we offer a robust yet open architecture for shareholder data.

Interactive Voice Response: Provides funds with the opportunity to offer their shareholders 24 hour, 7 day a week access to their account information, accessing the system either via telephone or computer.

Shareholder Services: Shareholder telephone calls can be answered by Unified's shareholder services department through 800 numbers that are unique to each fund family. Phone volumes and response times are continually monitored for quality assurance.

Shareholder Recordkeeping: Maintains complete shareholder records for each fund including the following: (i) name, address and tax identification number; (ii) number of shares held; (iii) historical information including dividends paid and individual purchases and redemptions; and (iv) any systematic purchase or redemption instructions and correspondence relating to the current maintenance of the account.

Purchase and Redemption Orders: Unified will process all purchase and redemption orders of a fund's shareholders in accordance with the fund's current prospectus. Confirmation statements are produced for each transaction and promptly mailed to shareholders. Daily transaction reports and share proofs are made available to all necessary parties via electronic medium.

Telephone Orders: Process redemption, exchange and transfer requests upon telephone instructions from qualified shareholders. Unified will redeem and/or transfer fund shares from any account for which such services have been properly authorized.

Shareholder Communications and Meetings: Mail all necessary communications by a fund to its shareholders. For proxies, Unified will handle mailing of proxy materials, tabulation of proxy cards, and provide periodic reports to the fund on the progress of the tabulation.

Shareholder  Correspondence:  Acknowledge all  correspondence  from shareholders
relating  to  their  share  accounts  and  undertake   such  other   shareholder
correspondence as may from time to time be mutually agreed upon.

Asset Allocation Program Support: Provide rebalancing, asset allocation models and performance measurement as an optional and additional transfer agency service, for certain types of asset allocation and/or wrap programs.


                                    EXHIBIT E
                                       to
                         Mutual Fund Services Agreement

                          TRANSFER AGENCY FEE SCHEDULE

The prices contained herein are effective for twelve months from the execution date of the Mutual Fund Services Agreement.

  I   New Fund Start-Up/Existing Fund Conversion Fee
---------------------------------------------------------------------------------------------------------------------

     o New fund establishment; manual conversion                 - $1,500 or less per portfolio.
     o Electronic conversion                                     - $1.50 per shareholder  account with $4,000 minimum
                                                                   fee per trust.

II   Standard Base Fees for Standard Base Services
---------------------------------------------------------------------------------------------------------------------

     The Base Fee1 is $18.00 for money market funds and $15.00 for equity/bond funds per active Shareholder Account per year with a minimum fee of $15,0002 per initial portfolio and/or share class per year plus $9,0002 per year for each additional share class. An Active Shareholder Account is any Shareholder Account existing on Transfer Agent's computerized files with a non-zero Share balance. There is a $.50 per account charge for any account with a zero share balance for the current month, as determined on the last day of each month. The base fee will be billed on a monthly basis.

          1The Base Fee does not include: forms design and printing, statement production, envelope design and printing, postage and handling, shipping, statement microfiche copies and 800 number access to Unified's shareholder services group.

          2 Discount based on average net assets per portfolio and/or share class per month:

          $0 - 2 Million    30%
          $2 - 5 Million    20%
          $5 Plus Million     0%

     Unified  will provide lost account  search  services in  connection  of SEC
     Rules  17Ad-17  and 17a-24 at a cost of $2.50 per account  searched.  These
     "Electronic Data Search Services" will be performed on a semi-annual basis.
     This service will apply to only Active Shareholder Accounts maintained on the transfer agency system coded as RPO accounts.

     In addition to the above fees, there will be a $200.00 per day minimum fee/rerun charge when the nightly processing has to be repeated due to incorrect NAV or dividend information received from the Portfolio Pricing
     Agent due to incorrect or untimely information provided by an Advisor or its Agent.

III    Standard Services Provided
--------------------------------------------------------------------------------------------------------------------
     o Open new accounts
     o Maintain Shareholder accounts, including: o Maintain certificate records
       o Change addresses o Prepare daily reports on number of Shares, accounts
       o Prepare Shareholder federal tax information
       o Withhold taxes on U.S. resident and non-resident alien accounts
       o Reply to Shareholder calls and correspondence other than that for Fund information and related inquiries
       o Process purchase of Shares
       o Issue/Cancel certificates (Excessive use may be subject to additional charges)
       o Process partial and complete redemptions
       o Process regular and legal transfer of accounts
       o Mail semi-annual and annual reports


III  Standard Services Provided (continued)
---------------------------------------------------------------------------------------------------------------------
     o Process dividends and distributions
     o Prepare Shareholder meeting lists
     o Confirm all transactions as provided by the terms of each Shareholder's account
     o Provide a system which will enable Fund to monitor the total  number of Shares sold in each state.  System has capability to halt sales and warn of potential oversell.  (Blue Sky Reports)
     o Determine/Identify lost Shareholder accounts

IV   Standard Reports Available
---------------------------------------------------------------------------------------------------------------------
     o 12b-1 Disbursement Report                                 o Holdings by Account Type
     o 12b-1 Disbursement Summary                                o Posting Details
     o Dealer Commission Report                                  o Posting Summary
     o Dealer Commission Summary Report                          o Settlement Summary
     o Exchange Activity Report                                  o Tax Register
     o Fees Paid Summary Report                                  o Transactions Journal
     o Fund Accrual Details

V    NSCC Interfaces
----------------------------------------------------------------------------------------------------------------------
     o Fund/Serv and/or Networking set-up                        - $1,000 per occurrence
     o Fund/Serv processing                                      - $250 per month per trust
     o Networking processing                                     - $250 per month per trust
     o Fund/Serv transactions                                    - $0.35 per trade
     o Direct Networking expenses:
       o Monthly dividend fund                                   - $0.025 per item
       o Non-monthly dividend fund                               - $0.015 per item

VI    Additional Fees for Services Outside the Standard Base
----------------------------------------------------------------------------------------------------------------------
     o Interactive Voice Response System Set-up                  - Pass through
     o Archiving of old records/storage of aged records          - Pass through
     o Off-line Shareholder research                             - $25 per hour (Billed to customer account)
     o Check copies                                              - $3 each (Billed to customer account)
     o Statement copies                                          - $5 each (Billed to customer account)
     o Mutual Fund fulfillment/prospect file                     - $1.00 per item
       maintenance
     o Shareholder communications charges (Faxes)                - Pass through
     o Leased line/equipment on TA's computer system             - Pass through
     o Dial-up access to TA's computer system                    - Pass through
     o Labels                                                    - $.05 each ($100 minimum)
     o AD-HOC REPORTWRITER Report Generation                     - $50.00 per report
     o Bank Reconciliation Service                               - $50.00 monthly maintenance fee per bank account
                                                                 - $1.50 per bank item
     o Systems Programming Labor Charges:
       o Programmers or Consultants                              - $125.00 per hour
       o Officers                                                - $150.00 per hour
     o Proxy Processing                                          -  Negotiable



                          FUND ACCOUNTING FEE SCHEDULE

The prices contained herein are effective for twelve months from the execution date of the Mutual Fund Services Agreement.

I    Standard Fee*
-------------------------------------------------------------------------------

     0.05% for the first $50 million in average net assets per portfolio and/or share class per year;
     0.04% from $50 million to $100 million in average net assets per portfolio and/or share class per year;
     0.03% from $100 million to $150 million in average net assets per portfolio and/or share class per year;
     0.02% over $150 million in average net assets per portfolio and/or share class per year.

     *Subject to a $20,0001 annual minimum per portfolio (one share class) plus $7,5001 per additional share class for Domestic Funds and a $30,0001 annual minimum per portfolio (one share class) plus $7,5001 per additional share class for International/Global Funds. Fees are billed on a monthly basis.

     1 Discount based on average net assets per portfolio and/or share class per month:

     $0 - 2 Million        30%
     $2 - 5 Million        20%
     $5 Million Plus        0%

     Out of Pocket Fees: Fees charged for outside pricing services and all accompanying administrative expenditures.

II   Standard Reports Available
-------------------------------------------------------------------------------

     Daily Reports

     A.  General Ledger Reports
         1.   Trial Balance Report
         2.   General Ledger Activity Report

     B.  Portfolio Reports
         1. Portfolio Report
         2. Tax Lot Report
         3. Purchase Journal
         4. Sell/Maturity Journal
         5. Amortization/Accretion Report
         6. Maturity Projection Report

     C.  Pricing Reports
         1. Pricing Report
         2. Pricing Report by Market Value
         3. Pricing Variance by % Change
         4. NAV Report
         5. NAV Proof Report
         6. Money Market Pricing Report

     D.  Accounts Receivable/Payable Reports
         1. Accounts Receivable for Investments Report
         2. Accounts Payable for Investments Report
         3. Interest Accrual Report
         4. Dividend Accrual Report

-------------------------------------------------------------------------------

     Daily Reports (continued)

     E.  Other Reports
         1.   Dividend Computation Report
         2.   Cash Availability Report
         3.   Settlement Journal

     Monthly Reports

     A. Standard Reports
     1. Cost Proof Report
     2. Transaction History Report
     3. Realized Gain/Loss Report
     4. Interest Record Report
     5. Dividend Record Report
     6. Broker Commission Totals
     7. Broker Principal Trades
     8. Shareholder Activity Report
     9. SEC Yield Calculation Work Sheet (fixed-income funds only)
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III  Optional Services Available - Initial (for desired services)
------------------------------------------------------------------------------------------------------------------
     __________     Additional portfolio sub-adviser fee              - $10,000 per portfolio

     __________     Multiple custodian fee                            - $5,000 per fund group

     __________     GNMA securities fee                               - $2,500 per portfolio

     __________     S.E.C. audit requirements                         - Pass through

IV   Special Maintenance Fees
-------------------------------------------------------------------------------------------------------------------

     o Non-Routine Investment Processing:                             - $500 per month for the first type; $250 per
       o Short Sales                                                    month for each additional.  ($1000 maximum
       o Options                                                        per month)
       o Futures
     o Additional Brokers Used For Short Sales                        - $500 per month for each additional broker
                                                                        used in excess of one
     o High Trade Volume                                              - $2 per trade for each trade in excess of 100
                                                                        trades per month per portfolio
     o Illiquid/Manually-Priced Securities                            - $100 per month for each security requiring
                                                                        Pricing Committee review

V    Report Generation Fees
--------------------------------------------------------------------------------------------------------------------

     o AD-HOC Report Generation                                       -$75.00 per report
     o Non-System Generated Reports                                   -$75.00 per occurrence
     o Dissemination of NAV Information To Third-Party                -$25 per month for each recipient in excess
       Recipients, e.g., NASDAQ, Morningstar, Lipper                    of three
     o Reruns                                                         -$75.00 per run
     o Extract Tapes                                                  -$110.00 plus

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VI   Systems Programming Labor Charges
----------------------------------------------------------------------------------------------------------------------
     o System Support Representatives                                 -$100.00 per hour
     o Programmers, Consultants or Department Heads                   -$125.00 per hour
     o Officers                                                       -$150.00 per hour

VII  Repricing Charges
----------------------------------------------------------------------------------------------------------------------
     For incorrect or untimely  information provided by an Advisor or its Agent,
     Unified  will  charge  $200.00  per day for each day  that a  portfolio  is repriced.  Unified reserves the right to charge $25 per occurrence for each information  change where  repricing is not required,  but additional  work processes must be performed or repeated, e.g., incorrect/late trade ticket.

VIII De-Conversion Fees
----------------------------------------------------------------------------------------------------------------------
     De-Conversion fees will be subject to additional charges  commensurate with particular circumstances and dependent upon scope of problems.


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                        FUND ADMINISTRATION FEE SCHEDULE


The prices contained herein are effective for twelve months from the execution date of the Mutual Fund Services Agreement.

I   Standard Fee*
----------------------------------------------------------------------------------------------------------------------

     0.13% for the first $50 million in average net assets per portfolio and/or share class per year;
     0.10% from $50 million to $100 million in average net assets per portfolio and/or share class per year;
     0.08% from $100 million to $150 million in average net assets per portfolio and/or share class per year;
     0.06% over $150 million in average net assets per portfolio and/or share class per year;

     * Subject to a $25,0001 annual minimum per portfolio (one share class) plus $7,5001 per additional share class. Fees are billed on a monthly basis.

     1 Discount based on average net assets per portfolio and/or share class per month:

    $0 - 2 Million         30%
    $2 - 5 Million         20%
    $5 Million Plus         0%

II  Additional Services and Fees
----------------------------------------------------------------------------------------------------------------------
    1.   Assistance in  preparation  and filing for an exemptive      - $1,500 minimum
         order  or  no  action  letter  from  the  Securities  &
         Exchange Commission

    2.   Assist in the preparation and filing of additional           - Negotiable Funds
         Registration Statement on Form N-1A or any replacement thereof

    3.   Assistance in preparation,  filing and vote compilation      - $5,000 minimum per Special Meeting
         of Proxy Statement for Special Shareholders Meeting

    4.   Assistance in Dissolution and Deregistration of the          - $15,000 minimum
         Fund (including related proxy statement)

    5.   Reorganization  or  Merger  of the  Fund or  portfolios      - $15,000 minimum
         (including proxy statement and excluding tax opinion)

    6.   Blue Sky Filing Fees                                         - $25.00 per permit

    7. Such other duties related to the Administration of the - Negotiable Fund as agreed to by Unified
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